UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The GREATER CANNABIS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Florida	30-0842570
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 Walker Avenue Suite 101

Baltimore, MD 21208

(Address of principal executive offices, including Zip Code)

(443)-738-4051

(Issuer’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
n/a	n/a

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [  ].

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X].

Securities Act registration statement file number to which this form relates: n/a

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of Greater Cannabis Company, Inc., a Florida corporation (the “Registrant”), is qualified in its entirety by reference to the full text of the Articles of Incorporation and Bylaws of the Registrant, which are set forth as Exhibits 2.1, and 2.2, respectively, and are incorporated herein by reference.

A description of the Registrant’s common stock is set forth under “Description of Securities” in the Registrant’s registration statement on Form S-1 (File No. 333-218854), initially filed with the U.S. Securities and Exchange Commission on June 20, 2017 and declared effective on August 31, 2017.

Item 2. Exhibits.

Exhibit
No.	Description

2.1	Articles of Incorporation of the Registrant *

2.2	By-laws of the Registrant *

* Previously filed and incorporated by reference from Registrant’s Registration Statement on Form S-1 filed August 20, 2017, File No. 333-218854

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Greater Cannabis Company, Inc.

Date: February 14, 2019	By:	/s/ Aitan Zacharin
Aitan Zacharin
Chief Executive Officer